Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$801,752
Unrealized Gain (Loss) on Market Value of Futures	(27,262)
Dividend Income	55
Interest Income	44
Total Income (Loss)	$774,589

Expenses
Professional Fees	$4,753
General Partner Management Fees	2,076
SEC & FINRA Registration Expense	560
Brokerage Commissions	375
NYMEX License Fee	52
Prepaid Insurance Expense	47
Non-interested Directors' Fees and Expenses	27
Total Expenses	7,890
Expense Waiver	(5,111)
Net Expenses	$2,779
Net Income (Loss)	$771,810

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/15	$4,062,099
Net Income (Loss)	771,810

Net Asset Value End of Month	$4,833,909
Net Asset Value Per Share (200,000 Shares)	$24.17

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612